EXHIBIT 10.1.2

SECOND AMENDMENT TO

STOCK PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT (“Second Amendment”) is executed as of the 2nd day of September, 2008, by Voyager Gas Holdings, L.P., a Texas limited partnership (“Seller”), Voyager Gas Corporation, a Delaware corporation (the “Company”), and ABC Funding, Inc., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Seller, the Company, and Buyer are parties to a Stock Purchase and Sale Agreement dated as of May 22, 2008, as amended by First Amendment to Stock Purchase and Sale Agreement dated as of August 15, 2008 (as so amended, the “Amended Purchase Agreement”), pursuant to which Seller agreed to sell and transfer, and Buyer agreed to purchase and pay for, all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (terms defined in the Purchase Agreement shall have the same meanings when used herein, unless expressly provided otherwise); and

WHEREAS, Seller, the Company, and Buyer desire further to amend the Amended Purchase Agreement in several respects.

NOW, THEREFORE, for and in consideration of the mutual promises contained in the Amended Purchase Agreement, the benefits to be derived by each Party thereunder and hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, the Company, and Buyer agree as follows:

1. Amendments.  The Amended Purchase Agreement is amended, effective as of May 22, 2008, as follows:

(a) Section 2.2 of the Amended Purchase Agreement is amended by deleting subsection (a) thereof in its entirety and by substituting the following provision therefor:

(a)           The base consideration (the “Base Consideration”) for all of the Shares shall be FORTY-TWO MILLION AND NO/100 DOLLARS ($42,000,000.00).  The Base Consideration shall be payable as follows:  (i) THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) in cash (the “Cash Portion”), plus or minus the adjustments provided for in Section 2.4, and (ii) 10,000 shares of Buyer’s Series “D” Preferred Stock, par value $0.001 per share (the “Consideration Shares”), having an agreed upon value of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), and having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Exhibit C.

(b) Section 2.5 of the Amended Purchase Agreement is deleted in its entirety, and the following provision is substituted therefor:

2.5           Unregistered Shares; Legends; Registration.  The Consideration Shares to be issued to Seller as contemplated in Section 2.2(a), together with the corresponding shares of common stock of Buyer into which the Consideration Shares may be converted in accordance with Exhibit C, will not be registered under the Securities Act or registered or qualified for sale under any state securities Law and cannot be resold without registration or an exemption under the Securities Act.  Such shares will therefore be “restricted securities” as defined in Rule 144 under the Securities Act.  Each certificate representing the Consideration Shares, and each certificate representing shares of the common stock of Buyer underlying the Consideration Shares, shall bear a restrictive legend referencing the Securities Act.  At the Closing, Seller and Buyer will execute the Registration Rights Agreement relating to the Consideration Shares.

(c) Section 4.1(j) of the Amended Purchase Agreement is amended by deleting subsections (i) and (ii) thereof in their entirety, and by substituting the following provisions therefor:

(i)           On the date of this Agreement, the authorized capital stock of Buyer consists of 24,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

(ii)           All of the issued and outstanding shares of common stock and preferred stock of Buyer have been and, as of the Closing Date, will have been, duly authorized and validly issued, are and, as of the Closing Date, will be fully paid and non-assessable, and are and, as of the Closing Date, will have been issued free of preemptive rights and in compliance with all applicable securities Laws.

Subsections (iii), (iv), (v), (vi), and (vii) of Section 4.1 of the Amended Purchase Agreement are unchanged.

(d) Section 6.16 of the Amended Purchase Agreement is amended by deleting the phrase “the date hereof” from the second line thereof, and by substituting therefor the phrase “the Closing Date”.

(e) Section 7.1 of the Amended Purchase Agreement is amended by deleting subsection (f) thereof in its entirety.

(f) Schedule 4.1(j)(iii) of the Amended Purchase Agreement is deleted in its entirety, and the revised version of such Schedule attached to this Second Amendment as Appendix I is substituted therefor.

(g) Schedule 8.3(j) of the Amended Purchase Agreement is deleted in its entirety, and the revised version of such Schedule attached to this Second Amendment as Appendix II is substituted therefor.

(h) The Amended Purchase Agreement is amended by adding as Exhibit C the “Certificate of Designation of Series D Preferred Stock, Par Value $.001, of ABC Funding, Inc.” attached to this Second Amendment as Appendix III.

2. Ratification.  Seller, the Company, and Buyer do hereby ADOPT, RATIFY, and CONFIRM the Amended Purchase Agreement and all of its terms and provisions, as further amended hereby, and declare the Amended Purchase Agreement to be in full force and effect, effective as of the date of this Second Amendment.

3. GOVERNING LAW; JURISDICTION; VENUE.  THIS SECOND AMENDMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS SECOND AMENDMENT.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS SECOND AMENDMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS.

4. Miscellaneous.  This Second Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  At the Parties’ election, this Second Amendment may be executed by the Parties in different locations and shall become binding upon both Parties upon the exchange by the Parties of executed signature pages by facsimile.  In the event of such a facsimile execution, the Parties shall execute and deliver each to the other a fully executed original counterpart of this Second Amendment within thirty (30) days after such facsimile execution hereof; provided, however, that the failure of the Parties to execute such an original counterpart of this Second Amendment shall not affect or impair the binding character or enforceability of this Second Amendment.  This Second Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, Seller, the Company, and Buyer have executed this Second Amendment as of the date first above written, to be effective as provided herein.

[SIGNATURE PAGES FOLLOW]

SELLER:

VOYAGER GAS HOLDINGS, L.P.

By:           VGH GP, L.L.C., its General
Partner

By:           /s/  Christopher Ray

Name:                      Christopher Ray

Title:                      Vice President

COMPANY:

                                    VOYAGER GAS CORPORATION

By:           /s/  Mike Parker

Name:                      Mike Parker

Title:                      President

BUYER:

ABC FUNDING, INC.

By:           /s/  Robert P. Munn

Robert P. Munn
                                          President